Exhibit 10.1

SEVENTH AMENDMENT
TO THE IDAHO POWER COMPANY
EMPLOYEE SAVINGS PLAN

The Idaho Power Company Employee Savings Plan, amended and restated as of January 1, 2016 (the "Plan") is amended to reflect the implementation of in-plan Roth conversions/rollovers. This amendment shall be effective April 1, 2024.

In-Plan Roth Conversions/Rollovers

1.    A new Section 3.9 is added to the Plan to read as follows:

3.9    In-Plan Roth Rollovers

3.9.1    In-Plan Roth Rollovers Permitted

Effective April 1, 2024, current Employee Participants may elect, at a time and in a manner prescribed by the Administrator, to make In-Plan Roth Rollover Contributions. An "In-Plan Roth Rollover Contribution ("IRRC") means the rollover of an amount made in accordance with Code section 402A(c)(4) of an amount that is permitted to be distributed in an Eligible Rollover Distribution or that is not otherwise distributable from a Participant's Account that is not from a Roth Deferral Account. IRRCs may only be accomplished by way of direct rollover as described in Internal Revenue Service Notices 2013-74 and 2010-84 (and otherwise in accordance with such guidance).

3.9.2    Limitations

(a) IRRCs may not be made by former Employee Participants, Alternate Payees, or Beneficiaries. Only current Employee Participants may elect IRRCs.

(b) IRRCs may only be made from Accounts that are fully vested.

(c) IRRCs may only be made from the following Accounts: Deferral Contribution (pre-tax/non-Roth Deferrals), After-Tax Contribution, and Rollover Contribution (including After-Tax Rollover, but not Roth Rollover).

(d) IRRCs may not be made from loans; however, IRRCs are included in determining amounts available for loans.

(e) IRRCs may not be made from Plan investments held in the ESOP Company Stock Fund, Company Stock Funds, or any other Company Stock.

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(f) IRRCs may be made from Plan investments held in Self-Directed Brokerage Funds.

(g) There is no minimum amount that may be elected as an IRRC, and there is no limit on the number of IRRCs that may be elected by a Participant during a Plan Year.

3.9.3    IRRC Accounts

The following new Accounts shall be established under the Plan to hold IRRCs, as applicable (each of which shall be considered an "IRRC Account"): IRRC Deferral Contribution (pre-tax), IRRC After-Tax, IRRC Rollover, and IRRC After-Tax Rollover. The Administrator will administer IRRC Accounts in accordance with applicable guidance and the Plan provisions.

3.9.4    Cash or In-Kind

The Administrator may permit an IRCC either by converting to cash any non-cash investments prior to rolling over the Participant's IRRC election amount to the IRRC Account, or by rolling over the Participant's current investments to the IRRC Account. A plan loan so transferred without changing the repayment schedule is not treated as a new loan.

3.9.5    Rollover and Distribution Treatment

(a) Notwithstanding any other Plan provision, an IRRC is not a Rollover Contribution for purposes of the Plan. Accordingly, no spousal consent is required for a Participant to elect to make an IRRC; protected benefits with respect to the amounts subject to the IRRC are preserved; mandatory 20% federal income tax withholding does not apply to the IRRC, and IRRCs are taken into consideration in determining whether a mandatory distribution is appropriate.

(b) IRRCs remain subject to any and all distribution and withdrawal restrictions and provisions which applied to the respective amounts prior to rollover. Distributions from the IRRC Account are generally subject the Plan provisions regarding distributions from Roth Deferral Accounts; however, distribution restrictions normally applicable to Roth Deferral Accounts do not apply to the extent an amount is from a contribution source that is not otherwise subject to a restriction applicable to Roth Deferral Accounts, and similarly, distribution restrictions that would otherwise apply with respect to the original contribution source shall continue to apply.

(c) IRRCs are not considered Annual Additions.
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IN WITNESS WHEREOF, this amendment is executed and adopted this 16 day of May, 2024.

IDAHO POWER COMPANY

By: /s/ Sarah Griffin
Sarah Griffin, Vice President, HR
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